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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Pulte Homes, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PULTE HOMES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2003

To the Shareholders of Pulte Homes, Inc.:

      We will hold the annual meeting of our shareholders at the Hilton Northfield, 5500 Crooks Road, Troy, Michigan, on Thursday, May 15, 2003, at 8:30 a.m., Eastern Daylight Time, for the following purposes:

(1)	to elect four directors;

(2)	to act on a proposal to adopt the Pulte Homes, Inc. Senior Management Annual Incentive Plan; and

(3)	to transact such other business as may properly come before the meeting.

      Only shareholders of record at the close of business on March 18, 2003 will be entitled to vote at the meeting.

      We call your attention to the attached proxy statement and the accompanying proxy, which we ask you to sign and return in the enclosed envelope. No postage is required if you mail the proxy from within the United States. If you attend the annual meeting, you may withdraw your proxy and vote your shares.

      A copy of our Annual Report for the fiscal year ended December 31, 2002 accompanies this notice.

By Order of the Board of Directors

JOHN R. STOLLER
Senior Vice President, General Counsel
and Secretary

Bloomfield Hills, Michigan

Dated: April 1, 2003

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
I. ELECTION OF DIRECTORS
PERFORMANCE GRAPH
II. PROPOSAL TO ADOPT THE PULTE HOMES, INC. SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN
NEW PLAN BENEFITS PULTE HOMES, INC. SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN
III. OTHER MATTERS
AUDIT COMMITTEE CHARTER
Appendix II
PULTE HOMES, INC. SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN

PULTE HOMES, INC.

100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, Michigan 48304

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 15, 2003

General Information

      We will hold the annual meeting of our shareholders at the Hilton Northfield, 5500 Crooks Road, Troy, Michigan, on Thursday, May 15, 2003, at 8:30 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. We are mailing this proxy statement and proxy to you on or about April 1, 2003.

      It is important that your shares be represented at the annual meeting. If you do not plan to attend the annual meeting, please sign and date the enclosed proxy and return it to us. The proxy is solicited by our Board of Directors. Shares represented by valid proxies in the enclosed form will be voted if received in time for the annual meeting. We will pay the expenses that we incur in connection with soliciting proxies, including the costs of soliciting proxies by mail or by having our directors, officers and employees contact shareholders. We will reimburse brokers or other nominees for the expenses that they incur in forwarding proxy materials to principals. If you give a proxy, you may revoke it any time before the proxy is voted.

Voting Securities and Principal Holders

      Only holders of record of shares of common stock, $.01 par value (the “Common Stock”), at the close of business on March 18, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the annual meeting or at any adjournment or adjournments of the annual meeting. Each share of Common Stock has one vote. On the Record Date, 60,884,784 shares of Common Stock were issued and outstanding.

      The following table provides information regarding persons whom we know to beneficially own more than five percent of outstanding Common Stock:

			Percent of Outstanding
Name and Address	Amount and Nature of		Shares of Common Stock
of Beneficial Owner	Beneficial Ownership		as of the Record Date

William J. Pulte	10,595,274	(a)	17.4
100 Bloomfield Hills Parkway, Suite 300
Bloomfield Hills, MI 48304
AXA Financial, Inc.	6,197,056	(b)	10.2
1290 Avenue of the Americas
New York, New York 10104
Neuberger Berman, Inc.	4,206,209	(c)	6.9
605 Third Avenue
New York, NY 10158

(a)	Includes (i) 132,600 shares of Common Stock that Mr. Pulte has the right to acquire within 60 days of the Record Date pursuant to our stock option plans, (ii) 9,569,408 Common Stock that are owned by various testamentary trusts of which Mr. Pulte is the sole trustee and income beneficiary, and (iii) 34,987 shares of Common Stock representing Mr. Pulte’s share of Common Stock held by the Pulte Homes, Inc. Stock Fund of the Pulte Homes, Inc. 401(k) Plan as of the Record Date. Mr. Pulte owns units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Common Stock in amounts that vary from time to time.

(b)	This information is derived from a Schedule 13G filed by AXA Financial, Inc. and certain affiliated entities on February 12, 2003. According to the Schedule 13G, AXA Financial, Inc. and certain affiliated entities have sole voting power over 3,614,754 shares of Common Stock and sole power to dispose or direct the disposition of 5,866,520 shares of Common Stock.

(c)	This information is derived from a Schedule 13G filed by Neuberger Berman, Inc. and its affiliate, Neuberger Berman, LLC, on February 13, 2003. According to the Schedule 13G, Neuberger Berman, LLC has sole voting power over 2,952,559 shares of Common Stock and shared dispositive power over 4,206,209 shares of Common Stock. Neuberger Berman, LLC disclaims beneficial ownership of an additional 373,400 shares of Common Stock which are owned by employees of Neuberger Berman, LLC and its affiliate, Neuberger Berman Management, Inc.

I. ELECTION OF DIRECTORS

      Our Board of Directors proposes that Debra J. Kelly-Ennis, Patrick J. O’Meara, Bernard W. Reznicek, and Alan E. Schwartz be elected as directors to hold office until the annual meeting of our shareholders in 2006, or, in each case, until his or her successor is elected and qualified.

      The persons named in the accompanying proxy intend to vote all valid proxies received by them for the election of the nominees proposed by our Board of Directors, unless such proxies are marked to the contrary. The four nominees for a term expiring in 2006 receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast, but they will be counted for purposes of determining whether a quorum is present. If a nominee is unable or declines to serve, which we do not anticipate to occur, the proxy holder will vote the proxies in accordance with his best judgment.

      The following table provides information regarding (a) each nominee for election as a director, (b) each director whose term of office as a director will continue after the annual meeting, (c) each executive officer named in the Summary Compensation Table below, and (d) and all named directors and all executive officers as a group:

				Percentage of
				Outstanding
			Shares of Our	Shares of Our
			Common Stock	Common Stock
			Beneficially	Beneficially
			Owned as of	Owned as of
Name and Year		Positions and Offices with Pulte and Other	the Record	the Record	Term to
First Became a Director	Age	Principal Occupations	Date(a)	Date	Expire

		Nominees for Election as Directors
Debra J. Kelly-Ennis (1997)	46	President of SAAB Cars USA	29,004 (b)	*	2006
Patrick J. O’Meara (1997)	58	Chairman of Ann Arbor
		Acquisition Corporation	24,700 (c)	*	2006
Bernard W. Reznicek (2002)	66	President and Chief Executive
		Officer of Premier Enterprises
		Inc.	5,318 (d)	*	2006
Alan E. Schwartz (1972)	77	Partner of the law firm of
		Honigman Miller Schwartz
		and Cohn LLP, which
		serves as counsel to Pulte	53,200 (e)	*	2006

					Percentage of
					Outstanding
			Shares of Our		Shares of Our
			Common Stock		Common Stock
			Beneficially		Beneficially
			Owned as of		Owned as of
Name and Year		Positions and Offices with Pulte and Other	the Record		the Record	Term to
First Became a Director	Age	Principal Occupations	Date(a)		Date	Expire

		Directors Continuing in Office
D. Kent Anderson (2001)	61	Chairman of Beacon
		Management Corp.	23,875	(f)	*	2005
David N. McCammon (1997)	68	Senior Partner of Strength
		Capital Partners, L.L.C.	32,200	(g)	*	2004
Mark J. O’Brien (2001)	60	President and Chief Executive
		Officer of Pulte	420,544	(h)	*	2005
William J. Pulte (1956)	70	Chairman of the Board of
		Directors of Pulte	10,595,274	(i)	17.4	2004
Michael E. Rossi (2001)	58	Retired Vice Chairman of
		Bank of America	9,800	(j)	*	2004
Francis J. Sehn (1995)	84	Chairman of The Fran Sehn
		Company	32,700	(k)	*	2004
John J. Shea (1995)	65	Retired Vice Chairman,
		President and Chief Executive
		Officer of Spiegel, Inc.	22,000	(l)	*	2005
William B. Smith (2001)	59	Advisory Director of Morgan
		Stanley & Co., Incorporated	9,800	(m)	*	2005
		Other Executive Officers
Roger A. Cregg	46	Senior Vice President and
		Chief Financial Officer of
		Pulte	222,207	(n)	*
Richard J. Dugas, Jr.	37	Executive Vice President and
		Chief Operating Officer of
		Pulte	26,883	(o)	*
Michael A. O’Brien	50	Former Senior Vice
		President — Corporate
		Development of Pulte (p)	428,455	(q)	*
John R. Stoller	54	Senior Vice President, General
		Counsel and Secretary of Pulte	213,480	(r)	*
All nominees for director, all continuing directors and all executive officers, as a group (19 persons)			12,327,011	(s)	20.25

*	Less than 1%.

(a)	All of the directors and executive officers listed in this table have sole voting power and sole investment power with respect to the shares of Common Stock that they beneficially own, except as otherwise noted below.

(b)	Includes 24,000 shares of Common Stock that Ms. Kelly-Ennis has the right to acquire within 60 days of the Record Date pursuant to our stock option plans. In addition to the shares listed above, Ms. Kelly-Ennis has acquired phantom stock units that are to be settled in cash under Pulte Homes, Inc. Deferred Compensation Agreements for Non-Employee Directors. As of the Record Date, Ms. Kelly-Ennis owned 1,973 phantom stock units under these agreements.

(c)	Includes 16,000 shares of Common Stock that Mr. O’Meara has the right to acquire within 60 days of the Record Date pursuant to our stock option plans, and 5,700 shares of Common Stock that Mr. O’Meara owns jointly with his wife.

(d)	Includes 4,000 shares of Common Stock that Mr. Reznicek has the right to acquire within 60 days of the Record Date pursuant to our stock option plans.

(e)	Includes 24,000 shares of Common Stock that Mr. Schwartz has the right to acquire within 60 days of the Record Date pursuant to our stock option plans.

(f)	Includes 22,075 shares of Common Stock that Mr. Anderson has the right to acquire within 60 days of the Record Date pursuant to our stock option plans.

(g)	Includes 16,000 shares of Common Stock that Mr. McCammon has the right to acquire within 60 days of the Record Date pursuant to our stock option plans, and 16,200 shares of Common Stock owned in a trust of which Mr. McCammon is a trustee and a beneficiary. In addition to the shares listed above, Mr. McCammon has acquired phantom stock units that are to be settled in cash under Pulte Homes, Inc. Deferred Compensation Agreements for Non-Employee Directors. As of the Record Date, Mr. McCammon owned 3,718 phantom stock units under these agreements.

(h)	Includes 335,518 shares of Common Stock that Mr. O’Brien has the right to acquire within 60 days of the Record Date pursuant to our stock option plans, and 4,144 shares of Common Stock representing Mr. O’Brien’s share of Common Stock held by the Pulte Homes, Inc. Stock Fund of the Pulte Homes, Inc. 401(k) Plan as of the Record Date. Mr. O’Brien owns units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Common Stock in amounts that vary from time to time.

(i)	Includes 132,600 shares of Common Stock that Mr. Pulte has the right to acquire within 60 days of the Record Date pursuant to our stock option plans, 9,569,408 shares of Common Stock that are owned by various testamentary trusts of which Mr. Pulte is the sole trustee and income beneficiary, and 34,987 shares of Common Stock representing Mr. Pulte’s share of Common Stock held by the Pulte Homes, Inc. Stock Fund of the Pulte Homes, Inc. 401(k) Plan as of the Record Date. Mr. Pulte owns units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Common Stock in amounts that vary from time to time.

(j)	Includes 8,000 shares of Common Stock that Mr. Rossi has the right to acquire within 60 days of the Record Date pursuant to our stock option plans.

(k)	Includes 16,000 shares of Common Stock that Mr. Sehn has the right to acquire within 60 days of the Record Date pursuant to our stock option plans. In addition to the shares listed above, Mr. Sehn has acquired phantom stock units that are to be settled in cash under Pulte Homes, Inc. Deferred Compensation Agreements for Non-Employee Directors. As of the Record Date, Mr. Sehn owned 1,243 phantom stock units under these agreements.

(l)	Includes 16,000 shares of Common Stock that Mr. Shea has the right to acquire within 60 days of the Record Date pursuant to our stock option plans.

(m)	Includes 8,000 shares of Common Stock that Mr. Smith has the right to acquire within 60 days of the Record Date pursuant to our stock option plans. In addition to the shares listed above, Mr. Smith has acquired phantom stock units that are to be settled in cash under the Pulte Homes, Inc. Deferred Compensation Agreement for Non-Employee Directors. As of the Record Date, Mr. Smith owned 946 phantom stock units under these agreements.

(n)	Includes 189,112 shares of Common Stock that Mr. Cregg has the right to acquire within 60 days of the Record Date pursuant to our stock option plans, 33,075 shares of Common Stock that Mr. Cregg owns jointly with his wife, and 20 shares of Common Stock representing Mr. Cregg’s share of Common Stock held by the Pulte Homes, Inc. Stock Fund of the Pulte Homes, Inc. 401(k) Plan as of the Record Date. Mr. Cregg owns units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Common Stock in amounts that vary from time to time.

(o)	Includes 17,250 shares of Common Stock that Mr. Dugas has the right to acquire within 60 days of the Record Date pursuant to our stock option plans, 5,153 restricted shares of Common Stock granted to him while he was President of our Atlanta Division as part of a deferred bonus arrangement with Pulte which will vest on January 31, 2004, 3,450 shares of Common Stock that Mr. Dugas owns jointly with his wife, and 30 shares representing Mr. Dugas’ shares of Common Stock held by the Pulte Homes, Inc. Stock Fund of the Pulte Homes, Inc. 401(k) Plan as of the Record Date. Mr. Dugas owns units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Common Stock in amounts that vary from time to time.

(p)	Mr. O’Brien retired and resigned from all of his positions with us on December 30, 2002.

(q)	Includes 400,500 shares of Common Stock that Mr. O’Brien has the right to acquire within 60 days of the Record Date pursuant to our stock options plans, 201 shares of Common Stock owned in a family trust of which Mr. O’Brien is a beneficiary, and 3,254 shares of Common Stock representing Mr. O’Brien’s share of Common Stock held by the Pulte Homes, Inc. Stock Fund of the Pulte Homes, Inc. 401(k) Plan as of the Record Date. Mr. O’Brien owns units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Common Stock in amounts that vary from time to time.

(r)	Includes 197,514 shares of Common Stock that Mr. Stoller has the right to acquire within 60 days of the Record Date pursuant to our stock option plans, and 30 shares representing Mr. Stoller’s share of Common Stock held by the Pulte Homes, Inc. Stock Fund of the Pulte Homes, Inc. 401(k) Plan as of the Record Date. Mr. Stoller owns units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Common Stock in amounts that vary from time to time.

(s)	Includes 1,577,992 shares of Common Stock that the directors and executive officers have the right to acquire within 60 days of the Record Date pursuant to our stock option plans, 44,775 shares owned jointly with spouses, 9,585,809 shares owned by various trusts referenced in (g), (i) and (q) above, 43,243 shares of Common Stock representing the executive officers’ share of Common Stock held by the Pulte Homes, Inc. Stock Fund of the Pulte Homes, Inc. 401(k) Plan as of the Record Date, and 5,153 restricted shares of Common Stock granted to employees as part of a deferred bonus arrangement with Pulte which will vest on January 31, 2004 as referenced in (o) above. The executive officers own units of the Pulte Homes, Inc. Stock Fund, which consists of cash and Common Stock in amounts that vary from time to time. In addition to the shares listed above, directors owned 7,880 phantom stock units as of the Record Date as referenced in (b), (g), (k) and (m) above.

Section 16(a) Beneficial Ownership Reporting Compliance

      We timely filed on behalf of David N. McCammon, one of our directors, a report with respect to the award of phantom stock units under the Pulte Corporation 2002 Deferred Compensation Agreement for Non-Employee Directors. That report inadvertently overstated the amount of phantom stock units awarded and was corrected by our filing of an amended report. We inadvertently filed late reports on behalf of Gregory M. Nelson, a Vice President of Pulte, and Michael A. O’Brien, who was then a Senior Vice President of Pulte, regarding their respective exercise of options to purchase shares of Common Stock and their respective sales of the shares underlying the options. William J. Pulte, the Chairman of our Board, filed late a report with respect to two gifts of shares to charities. We timely filed a report on behalf of John R. Stoller, our Senior Vice President, General Counsel and Secretary, with respect to the acquisition of options. That report inadvertently overstated the number of options acquired and was corrected by our filing of an amended report.

Other Information Relating To Directors

      The following is a brief account of the business experience during the past five years of each member of our Board of Directors:

      Mr. Anderson has been Chairman of Beacon Management Corp., an investment capital firm, since April 2001. Prior to that, he was Executive Banking Officer and Special Consultant to the Chairman of Compass Bank since 1996.

      Ms. Kelly-Ennis has been President of SAAB Cars USA, a wholly-owned subsidiary of General Motors Europe, since October 2002. Previously, she was General Manager of General Motors Corporation since May 2000. Prior to that, she was Brand Manager, Truck Division, of General Motors Corporation since March 1999. Prior to that, Ms. Kelly-Ennis was Vice President and General Manager of the Household Products

Division of Sunbeam Corporation since 1998. Prior to that, she was Senior Vice President, Marketing, of Gerber Products Company, a division of Novartis Corporation, since 1995.

      Mr. McCammon has been Senior Partner of Strength Capital Partners, L.L.C., an investment capital fund, since June 2000. Previously, he was Vice President of Finance of Ford Motor Company until his retirement in 1997.

      Mr. O’Brien has been our Chief Executive Officer since December 2001 and our President since January 1999. Before that, Mr. O’Brien was our Executive Vice President and Chief Operating Officer since 1997 and served in various capacities with our homebuilding subsidiaries since 1980.

      Mr. O’Meara is the Chairman of Ann Arbor Acquisition Corporation, which owns and operates the Ann Arbor Railroad.

      Mr. Pulte was appointed Chairman of our Board of Directors in December 2001. Prior to that, he served as Chairman of the Executive Committee of our Board of Directors (since January 1999) and Chairman of our Board of Directors from January 1991 until January 1999. Mr. Pulte served as Co-Chairman of the Executive Committee of our Board of Directors from April 1990 through March 1995.

      Mr. Reznicek is President and Chief Executive Officer of Premier Enterprises Inc., a consulting, investment, and real estate development company. From January 1997 until January 2003, Mr. Reznicek was National Director — Special Markets, Central States Indemnity Company, a specialty insurance company that is a member of the Berkshire Hathaway Insurance Group. Mr. Reznicek is a director of CSG Systems International, Inc.

      Mr. Rossi was Vice Chairman of Bank America until his retirement in 1997.

      Mr. Schwartz is a partner of the law firm of Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan, which serves as counsel to Pulte and its subsidiaries. We expect to continue to retain Honigman Miller Schwartz and Cohn LLP in the current fiscal year.

      Mr. Sehn is the Chairman of The Fran Sehn Company, an international engineering consulting service company.

      Mr. Shea was Vice Chairman of the Board of Directors, President and Chief Executive Officer of Spiegel, Inc., an international multichannel specialty retailer, until his retirement in 1998. Mr. Shea is a director of Fotoball USA, Inc.

      Mr. Smith has been an Advisory Director of Morgan Stanley & Co., Incorporated since July 2000. Previously, he was Managing Director and Head of Morgan Stanley Realty since May 1997. Prior to that, he was Executive Vice President and Head of Investment Banking of Dean Witter Reynolds Inc.

      During 2002, our Board of Directors held six meetings and acted by written consent on four other occasions.

Committees of the Board of Directors

      Our Board of Directors has standing Audit, Compensation, and Nominating and Governance Committees.

      The current members of our Audit Committee are Debra J. Kelly-Ennis, Patrick J. O’Meara, Bernard W. Reznicek, Michael E. Rossi and David N. McCammon (Chairman). The functions of the Audit Committee and its activities during 2002 are described below under the heading “Report of the Audit Committee”. The Audit Committee is governed by a written charter that was adopted by our Board of Directors on February 5, 2003, which replaced its prior charter. A copy of the charter is attached to this proxy statement as Appendix I and is posted on our website (www.pulte.com). During 2002, the Board of Directors examined the composition of the Audit Committee and confirmed that all members of the Audit Committee are “independent” within the meaning of the New York Stock Exchange’s current rules governing audit committees. No formal determination has been made by the Board of Directors regarding the “independence”

of the members of the Audit Committee under the currently proposed rules of the New York Stock Exchange or the Securities Exchange Commission which were not effective for purposes of this proxy statement. We believe, however, that all members of our Audit Committee would be deemed “independent” under the definitions currently proposed by the New York Stock Exchange and the Securities Exchange Commission. In 2002, the Audit Committee met nine times and had informal discussions in lieu of additional meetings.

      The current members of our Compensation Committee are D. Kent Anderson, Bernard W. Reznicek, Francis J. Sehn, William B. Smith and John J. Shea (Chairman). Our Compensation Committee is governed by a written charter that was adopted by our Board of Directors on March 10, 2003. A copy of the charter is posted on our website (www.pulte.com). The duties of the Compensation Committee include (a) determining corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other key executives, (b) evaluating the performance of the Chief Executive Officer and other key executives in comparison to determined corporate goals and objectives, (c) recommending to the Board of Directors the compensation level of the Chief Executive Officer and other key executives, (d) making recommendations to the Board with respect to incentive compensation plans and equity-based plans, (e) administering incentive compensation plans and equity-based plans, including determining awards to be granted to management under any plan implemented by Pulte, and (f) preparing a report on executive compensation for inclusion in Pulte’s annual proxy statement. During 2002, the Compensation Committee met six times and had informal discussions in lieu of additional meetings.

      The current members of our Nominating and Governance Committee are David N. McCammon, Francis J. Sehn and Debra J. Kelly-Ennis (Chairman). Our Nominating and Governance Committee is governed by a written charter that was adopted by our Board of Directors on February 5, 2003. A copy of the charter is posted on our website (www.pulte.com). The Nominating and Governance Committee is responsible for (a) identifying individuals qualified to become Members of our Board of Directors; (b) making recommendations to the Board of Directors regarding director nominees from the pool of qualified individuals; (c) making recommendations to the Board of Directors regarding which directors should serve on various committees; (d) considering requests for waivers from our Code of Ethics for principal executive officer, principal financial officer, principal accounting officer (controller), or persons performing similar functions; (e) overseeing the evaluation of the Board of Directors and senior executive officers; and (f) reviewing at least annually the adequacy of the corporate governance guidelines. The Nominating and Governance Committee will consider nominees for directors recommended by shareholders if such nominations are made in accordance with our Bylaws. Shareholders desiring to recommend nominees for directors for the annual meeting to be held in 2004 should submit such recommendations to Pulte Homes, Inc., P.O. Box 609, Bloomfield Hills, MI, 48303, Attention: Secretary, no later than March 15, 2004. During 2002, the Nominating and Governance Committee met one time and had informal discussions in lieu of additional meetings.

Compensation of Executive Officers and Directors

Summary Compensation Table

      The following table provides information for each of the fiscal years ended December 31, 2002, 2001 and 2000 concerning the compensation of our Chief Executive Officer and of each of the other four of our most highly compensated individuals who served us at December 31, 2002, and of one individual who would have been one of our four highest paid non-CEO executive officers at December 31, 2002 but for the fact that he resigned from Pulte as of December 30, 2002:

Summary Compensation Table

			Annual Compensation			Long Term Compensation

						Awards		Payouts
					Other
					Annual	Restricted	Shares	LTIP		All Other
Name and					Compen-	Stock	Underlying	Payouts		Compen-
Principal Position	Year		Salary($)	Bonus($)	sation($)	Awards($)	Options(#)	($)		sation($)

William J. Pulte	2002		700,000	6,000,000	–0–	–0–	–0–	–0–		1,500	(h)
Chairman of	2001		800,000	3,200,000	–0–	–0–	–0–	–0–		1,500	(h)
the Board	2000		700,000	2,300,000	–0–	–0–	–0–	–0–		1,500	(h)
Mark J. O’Brien	2002		700,000	6,000,000	–0–	–0–	356,902	–0–		476,357	(i)
President and	2001		525,000	1,807,901	–0–	–0–	249,840	–0–		48,870	(i)
Chief Executive	2000		450,000	1,256,401	–0–	–0–	136,858	3,434,796	(g)	30,922	(i)
Officer
Richard J. Dugas, Jr	2002		300,000	1,700,000	22,000 (c)	–0–	90,000	–0–		1,500	(j)
Executive Vice	2001	(b)	200,000	592,486	53,213 (d)	–0–	10,000	–0–		1,500	(j)
President and Chief	2000	(b)	150,000	1,000,000	24,023 (e)	182,932 (f)	10,000	–0–		1,500	(j)
Operating Officer
Roger A. Cregg	2002		450,000	1,284,000	–0–	–0–	120,648	–0–		7,232	(k)
Senior Vice President	2001		390,000	894,000	–0–	–0–	172,769	–0–		5,099	(k)
and Chief Financial	2000		345,000	684,000	–0–	–0–	87,387	75,000	(g)	3,268	(k)
Officer
Michael A. O’Brien(a)	2002		375,000	900,000	–0–	–0–	39,650	–0–		9,384	(l)
Senior Vice	2001		340,000	760,000	–0–	–0–	139,685	–0–		6,868	(l)
President —	2000		280,000	600,000	–0–	–0–	83,000	860,976	(g)	4,766	(l)
Corporate Development
John R. Stoller	2002		240,000	316,000	–0–	–0–	45,570	–0–		6,489	(m)
Senior Vice President,	2001		230,000	280,000	–0–	–0–	62,396	–0–		4,911	(m)
General Counsel and	2000		220,000	256,000	–0–	–0–	44,000	780,629	(g)	3,593	(m)
Secretary

(a)	Michael A. O’Brien retired and resigned from all of his positions with us on December 30, 2002.

(b)	Mr. Dugas was not an executive officer during the years 2000 and 2001.

(c)	The amount shown represents interest accrued at a rate of ten percent per annum on the deferred portion of the bonus which Mr. Dugas earned in 1999.

(d)	The amount shown represents interest accrued at a rate of ten percent per annum on the deferred portions of the bonuses which Mr. Dugas earned in 1998 and 1999.

(e)	The amount shown represents interest accrued at a rate of ten percent per annum on the deferred portion of the bonus which Mr. Dugas earned in 1998.

(f)	At December 31, 2002, Mr. Dugas owned a total of 5,153 shares of restricted stock, which were worth $246,674. All shares of restricted stock are scheduled to vest on January 31, 2004, subject to acceleration under certain circumstances. Dividends are paid with respect to the shares of restricted stock owned by Mr. Dugas.

(g)	The amount shown represents the amount awarded to the recipient pursuant to our Long-Term Compensation Plan for achieving specific economic profit, pre-tax income and other performance targets for the four year period from 1996 through 1999.

(h)	The amount shown represents matching contributions we made for Mr. Pulte for such year under our 401(k) Plan.

(i)	The amount shown includes $1,500 in matching contributions that we made for Mr. O’Brien for such year under our 401(k) Plan and the balance ($68,857 in 2002, $47,370 in 2001 and $29,422 in 2000) represents the dollar value attributable to the term insurance and non-insurance cash value benefits associated with the split-dollar life insurance policy maintained for Mr. O’Brien. In 2002, the amount shown also includes a special one-time payment of $406,000, which was made to reflect the additional responsibilities assumed when Mr. O’Brien became Chief Executive Officer.

(j)	The amount shown includes $1,500 in matching contributions that we made for Mr. Dugas for such year under our 401(k) Plan.

(k)	The amount shown includes matching contributions ($1,500 in 2002, $1,200 in 2001 and $900 in 2000) that we made for Mr. Cregg for such year under our 401(k) Plan and the balance ($5,732 in 2002, $3,899 in 2001 and $2,368 in 2000) represents the dollar value attributable to the term insurance and non-insurance cash value benefits associated with the split-dollar life insurance policy maintained for Mr. Cregg.

(l)	The amount shown includes $1,500 in matching contributions that we made for Mr. O’Brien for such year under our 401(k) Plan and the balance ($7,884 in 2002, $5,368 in 2001 and $3,266 in 2000) represents the dollar value attributable to the term insurance and non-insurance cash value benefits associated with the split-dollar life insurance policy maintained for Mr. O’Brien.

(m)	The amount shown includes $1,500 in matching contributions that we made for Mr. Stoller for such year under our 401(k) Plan and the balance ($4,989 in 2002, $3,411 in 2001 and $2,093 in 2000) represents the dollar value attributable to the term insurance and non-insurance cash value benefits associated with the split-dollar life insurance policy maintained for Mr. Stoller.

Option Grants in Last Fiscal Year Table

      The following table sets forth information concerning individual grants of stock options that we made during the fiscal year ended December 31, 2002 to each of the executive officers named in the Summary Compensation Table above:

Option Grants in Last Fiscal Year

		Individual Grants			Potential Realizable Value
					at Assumed Annual Rates
	Shares				of Stock Price
	Underlying	% Total Options	Exercise		Appreciation
	Options	Granted to Employees	Price	Expiration
Name	Granted(#)	In Fiscal Year	($/Share)	Date	5%($)	10%($)

William J. Pulte	—	—	—	—	—	—
Mark J. O’Brien	84,550	6.24	48.503	12/13/05	835,100	1,789,670
	82,352	6.08	51.775	02/28/12	2,681,793	6,795,275
	190,000	14.03	45.610	12/12/12	5,449,200	13,811,100
Richard J. Dugas, Jr.	90,000	6.65	45.610	12/12/12	2,581,200	6,542,100
Roger A. Cregg	25,000	1.85	46.620	01/20/08	388,750	879,750
	20,648	1.52	51.775	02/28/12	672,402	1,703,770
	75,000	5.54	45.610	12/12/12	2,151,000	5,451,750
Michael A. O’Brien	18,650	1.38	48.533	12/13/05	184,393	395,138
	21,000	1.55	51.775	02/28/12	683,865	1,732,815
John R. Stoller	7,540	0.56	48.500	01/17/05	55,570	116,418
	875	0.06	48.500	12/13/05	8,645	18,524
	8,980	0.66	51.775	02/28/12	292,434	740,985
	8,175	0.60	53.620	12/13/05	89,271	191,295
	20,000	1.48	45.610	12/12/12	573,600	1,453,800

Aggregated Option Exercises and Fiscal Year-End Option Value Table

      The following table provides information regarding each exercise of stock options during the fiscal year ended December 31, 2002 by each of the executive officers named in the Summary Compensation Table above and the value of unexercised options held by the same executive officers as of December 31, 2002:

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Shares Underlying		Value of Unexercised
			Unexercised		In-the-Money
	Shares		Options at FY-End(#)		Options at FY-End($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

William J. Pulte	—	—	249,200	—	7,263,480	—
Mark J. O’Brien	136,550	4,301,709	285,327	575,723	3,921,682	3,925,955
Richard J. Dugas, Jr.	1,000	34,758	16,500	106,500	364,196	287,162
Roger A. Cregg	35,525	881,908	163,475	297,929	2,463,696	2,393,857
Michael A. O’Brien	34,150	1,104,088	400,500	—	6,258,220	—
John R. Stoller	43,640	1,484,038	189,347	101,019	4,500,355	864,099

Long-Term Incentive Plan Awards Table

      The following table provides information regarding awards that we made under our Long-Term Incentive Plan to each of the executive officers named in the Summary Compensation Table above:

Long-Term Incentive Plans — Awards in Last Fiscal Year

			Estimated Future Payouts
	Number of	Performance or	Under Non-Stock Price-Based Plans
	Shares, Units	Other Period Until
	Or Other	Maturation	Threshold	Target	Maximum
Name	Rights	Or Payout	($)	($)	($)

William J. Pulte	—	—	—	—	—
Mark J. O’Brien	(a)	1/01/02 - 12/31/04	700,000	1,400,000	2,800,000
Richard J. Dugas, Jr.	(a)	1/01/02 - 12/31/04	203,333	406,667	813,333
Roger A. Cregg	(a)	1/01/02 - 12/31/04	225,000	450,000	900,000
Michael A. O’Brien	(b)	1/01/02 - 12/31/04	(b )	(b )	(b )
John R. Stoller	(a)	1/01/02 - 12/31/04	72,000	144,000	288,000

(a)	Under our Long-Term Incentive Plan, which was approved by our shareholders, performance compensation is awarded to each participant based upon pre-established objective performance goals using one or more of the following criteria: (i) cumulative earnings per share, (ii) average return on equity, and (iii) pre-tax income. These performance thresholds, measuring performance for three consecutive year periods beginning as of each January 1st during the term of the Plan, must be met or exceeded in order for the participants to earn an award. Determination of the performance compensation awarded to each participant in the Plan is to be made as of the end of each three year period. However, under the terms of the Plan, certain events (including certain change in control events) may trigger an earlier determination or payment date.

(b)	Upon Michael A. O’Brien’s retirement, he ceased to be a participant in the Plan. As part of his retirement arrangement, we paid him certain amounts in lieu of the benefits he would have earned under the Plan. See “Arrangements with Michael A. O’Brien” below.

Compensation of Directors

      Our employee directors do not receive any compensation for serving as directors. We pay each of our non-employee directors an annual fee in the amount of $50,000, plus $1,500 for attendance at meetings of our Board of Directors. Our non-employee directors are also entitled to receive an annual fee for each committee on which they serve — $8,000 for each committee chairman and $3,000 for each other committee member. In addition, we pay the chairman of each committee $2,500 for each committee meeting over which he or she presides, and all other committee members $1,500 for attendance at meetings of each committee on which they serve. Non-employee directors are also entitled to receive annual grants of (a) options to purchase 4,000 shares of Common Stock, and (b) 900 shares of Common Stock under the Pulte Homes, Inc. 2000 Stock Plan for Non-Employee Directors.

      We reimburse our directors for the out-of-pocket expenses they incur in attending meetings. Directors are permitted to continue to defer the receipt of all or any part of their annual retainer and meeting and chairman fees earned prior to January 1, 2002 for payment in the future, as well as earnings based upon various investment alternatives (including earnings based upon the performance of our stock). We have not permitted the deferral of fees earned after January 1, 2002.

      Arrangements with Michael A. O’Brien

      Michael A. O’Brien, who was our Senior Vice President — Corporate Development, retired from all of his positions with us as of December 30, 2002. Pursuant to an arrangement we entered into with Mr. O’Brien, we will make twelve monthly payments of $31,250 to him. We made a one-time payment of $900,000 to him on February 5, 2003 for his 2002 performance bonus. We will make a lump sum payment of $448,000 to Mr. O’Brien in lieu of benefits which would have been payable to him under our Long-Term Incentive Plan which commenced on January 1, 2000. Mr. O’Brien will also be eligible to receive, to the extent awards are payable to our executives, an amount equal to two-thirds of the award which would have been payable to him under the Long-Term Incentive Plan which commenced on January 1, 2001 and an amount equal to one-third of the award that would have been payable under the Long-Term Incentive Plan which commenced on January 1, 2002. Mr. O’Brien will also receive continued medical and dental insurance benefits until 2008; those benefits would terminate on certain specified events. Mr. O’Brien also retained his stock options pursuant to the underlying option agreements, with certain modifications, including vesting of options to purchase 187,417 shares and shortening of the expiration date for such options from various dates in 2009 through 2011 to January 1, 2006. As part of this arrangement, Mr. O’Brien agreed to consult with us for one year and not to compete with us or solicit our employees until January 1, 2006.

Report of the Compensation Committee on Executive Compensation

      General. The Compensation Committee, comprised entirely of independent directors, is responsible for the review, approval and administration of the compensation and benefit programs for our executive officers. The Compensation Committee’s overall compensation philosophy applicable to executive officers is to provide a compensation program that is intended to attract and retain qualified executives for Pulte and to provide them with incentive to achieve our goals and increase shareholder value. Key principles of our executive compensation philosophy include:

•	Total compensation levels will generally be competitive with our direct competitors within the homebuilding industry, as well as general industry companies of similar size and complexity.

•	Our compensation programs will align the short and long-term interests of executives with those of shareholders.

•	A significant portion of total compensation will be delivered through performance-based, variable pay programs.

•	Our compensation programs will encourage executives to own substantial amounts of our stock.

      The principal elements of the compensation program consist of base salary, annual incentives and long-term incentives in the form of stock options and performance cash awards. Our compensation philosophy is to provide executives with the opportunity to earn total compensation at or above the seventy-fifth percentile of market practices, as our Company’s and individual performance warrants. The Committee periodically reviews the reasonableness of total compensation levels and mix using public information available from comparable proxy statements and information from compensation surveys. In addition, the Committee uses the services of independent compensation consultants in evaluating the appropriateness of the levels and design of executive compensation programs.

      Salaries. The Compensation Committee determines the appropriateness of executives’ salaries by considering the responsibilities of their positions, their individual performance and by comparison to the median salary levels of executives in similarly-situated companies. Salary increases are considered annually and are based upon individual and Pulte’s performance in the prior year.

      Bonuses. The Compensation Committee’s policy is to provide a significant portion of executive officer compensation through annual bonuses as incentives to achieve our financial and operational goals and to increase shareholder value. Bonus arrangements for our executive officers are intended to make a substantial portion of each executive officer’s compensation dependent on Pulte’s overall performance, thus linking executive compensation to shareholder value creation.

      In establishing executive officers’ bonuses for 2002, the Compensation Committee and the Board of Directors took into account the strategic and operational accomplishments of the individual and our company, our performance against Board-approved financial and strategic plans, economic profit targets, and certain industry comparisons.

      Long-Term Compensation. In order to provide management with incentive to achieve our long-term growth and profitability goals, in 2000 the Compensation Committee and the Board approved a Long-Term Incentive Plan for key employees of Pulte and its subsidiaries. The Long-Term Incentive Plan was approved by our shareholders at our 2000 annual meeting of shareholders. Under the Long-Term Incentive Plan, performance compensation is awarded to each participant based upon the level of achievement of pre-established objective performance goals. For the January 1, 2000 — December 31, 2002 performance period, awards were based two-thirds upon the achievement of cumulative earnings per share objectives and one-third upon the achievement of average return on equity objectives.

      Stock Options. The Compensation Committee’s policy is to award stock options to our officers in amounts reflecting the participant’s position and ability to influence our overall performance. Options are intended to provide participants with a significant incentive to make contributions to our long-term performance and growth, to join the interests of participants with the interests of our shareholders and to attract and retain qualified employees. The Compensation Committee’s policy has generally been to grant options with a term of 10 years to provide a long-term incentive, and to fix the exercise price of the options at or in excess of the fair market value of the underlying shares on the date of grant. Such options only have value if the price of the underlying shares increases above the exercise price.

      2002 Compensation Decisions Regarding Mark J. O’Brien. Mr. O’Brien’s salary was increased from $525,000 to $700,000 effective January 1, 2002, at the time of his promotion to President and Chief Executive Officer. The Compensation Committee approved a $6,000,000 bonus for Mr. O’Brien for calendar 2002 based on our exceptional financial and operational performance. Pulte’s earnings per share increased by more than 20% over 2001, economic profit exceeded prior year results by 67% and return on average invested capital remained strong and increased over 2001 results. We successfully integrated the Del Webb operations and brand and continued to strengthen our ability to meet the needs of the growing active adult market segment. We also made considerable progress in the implementation of various procurement, supply chain and process improvement initiatives, and achieved industry-leading quality awards recognition and record customer satisfaction scores. The Committee determined Mr. O’Brien’s stock option award based upon review of market practices, as well as a discretionary assessment of his performance in 2002. The Committee also approved a special one-time payment of $406,000, which was made to reflect the additional responsibilities assumed when Mr. O’Brien became Chief Executive Officer. Mr. O’Brien did not participate in the approval of his own compensation, but did participate in the discussion of our performance for 2002.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation’s chief executive officer and four other most highly compensated executive officers, and provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

      We believe that stock options currently outstanding or subsequently granted under our existing stock option plans either comply with Section 162(m) or are not subject to the requirements of the statute. We currently intend to structure future stock option grants in a manner that complies with Section 162(m). We believe that payments made under the Long-Term Incentive Plan will comply with the exception for performance-based compensation under Section 162(m). The discretionary annual bonuses paid to executive officers with respect to 2002, as described under “Bonuses” above, were not structured to comply with Section 162(m). Such bonuses do not meet the Section 162(m) requirement that they be “payable solely on account of the attainment of one or more performance goals.” The Board of Directors is requesting shareholders to approve the Company’s Senior Management Incentive Plan (See Part II, “Proposal to Adopt the Pulte Homes, Inc. Senior Management Annual Incentive Plan,” below). If approved, the Plan will generally provide for deductibility of annual incentive awards paid to executive officers in the future.

      The Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable Pulte to continue to attract, retain and motivate highly-qualified executives. Accordingly, the Committee reserves the authority to approve non-deductible compensation in appropriate circumstances. Furthermore, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations and guidance issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does, in fact, do so.

Members of the Compensation Committee

John J. Shea, Chairman
D. Kent Anderson
Bernard W. Reznicek
Francis J. Sehn
William B. Smith

Compensation Committee Interlocks and Insider Participation

      None of the Compensation Committee members are or ever were an officer or employee of Pulte or any of its subsidiaries.

Stock Option Agreement, Restricted Stock Agreement, and Long-Term Incentive Plan Change in Control Provisions

      Under the terms of our stock option agreements, restricted stock agreements and the Long-Term Incentive Plan, awards are subject to special provisions upon the occurrence of a defined “change in control” transaction. Under the stock option agreements, all options become fully vested and exercisable upon the occurrence of a change in control; and, in addition, some stock option agreements state that, in order to maintain a participant’s rights in the event of a change in control, the Compensation Committee has the right to (a) accelerate the vesting of the options to an earlier date, (b) provide for the repurchase of options upon a participant’s request for a cash amount equal to the fair market value of the option shares, minus the option exercise price, (c) make appropriate adjustment to the options to reflect the change in control, or (d) cause the options to be assumed, or new rights substituted therefor, by the acquiring or surviving company. Under our restricted stock agreements, if a change in control occurs, restrictions on the transfer of the stock expire. Under the Long-Term Incentive Plan, if a change in control occurs, Plan awards automatically become fully vested and payable to the Plan participant.

Report of the Audit Committee

      The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of our accounting policies and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Pulte, including the matters in the written disclosures required by the Independence Standards Board, and has considered the compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with our internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with our internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Audit Committee has approved the reengagement of Ernst & Young LLP as our independent auditors for the year ending December 31, 2003.

Members of the Audit Committee

David N. McCammon, Chairman
Debra J. Kelly-Ennis
Patrick J. O’Meara
Bernard W. Reznicek
Michael E. Rossi

PERFORMANCE GRAPH

      The following line graph compares for the fiscal years ended December 31, 1998, 1999, 2000, 2001 and 2002 (a) the yearly cumulative total shareholder return (i.e., the change in share price plus the cumulative amount of dividends, assuming dividend reinvestment, divided by the initial share price, expressed as a percentage) on Common Stock, with (b) the cumulative total return of the Standard & Poor’s 500 Stock Index, and with (c) the cumulative total return on the common stock of publicly-traded peer issuers we deem to be our principal competitors in its homebuilding line of business (assuming dividend reinvestment and weighted based on market capitalization at the beginning of each year):

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG PULTE HOMES, INC., S&P 500 INDEX AND PEER INDEX
Fiscal Year Ended December 31

	1997	1998	1999	2000	2001	2002

Pulte Homes, Inc.	100	134	109	206	219	235
S&P 500 Index	100	129	156	141	125	97
Peer Index**	100	122	82	149	202	197

*	Assumes $100 invested on December 31, 1997 and the reinvestment of dividends.

**	Includes Centex Corporation, D.R. Horton Inc., Hovnanian Enterprises, Inc., KB Home (formerly known as Kaufman & Broad Home Corporation), Lennar Corporation, The Ryland Group, Inc., Standard Pacific Corporation and Toll Brothers, Inc. D.R. Horton Inc., which acquired Continental Homes Holding Corporation in 1998, replaced Continental Homes Holding Corporation in the index in 1998. Del Webb Corporation, which we acquired in 2001, was removed from the index in 2001.

II. PROPOSAL TO ADOPT THE PULTE HOMES, INC.
SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN

      The Board of Directors proposes that the shareholders approve the Pulte Homes, Inc. Senior Management Annual Incentive Plan (the “Incentive Plan”). The Incentive Plan is designed to provide individuals who hold senior executive offices of Pulte as designated by the Compensation Committee of the Board of Directors (the “Committee”) in its Discretion (each a “Key Position”) with a meaningful incentive in order to motivate them to make significant and extraordinary contributions to the annual performance and growth of Pulte and its Subsidiaries. The Incentive Plan is designed to join the goals and interests of such executives and shareholders and to facilitate attracting and retaining executives of exceptional ability at the senior management level.

      This proposal is intended to make the Incentive Plan comply with Section 162(m) of the Internal Revenue Code of 1986, as amended, so that the Pulte’s payments of annual Performance Compensation Awards for its key employees under the Incentive Plan are tax deductible.

      Those individuals who hold or who during a Performance Period become the holders of a Key Position are eligible to participate in the Incentive Plan (“Participants”). A Participant may receive an award under the Incentive Plan based upon achievement of an objective performance goal or goals (“Performance Goal”) using one or more of the following business criteria: earnings per share, return on equity, pre-tax income, expense management, profitability of an identifiable business unit, revenue growth, earnings growth, shareholder return, cash flow, return on assets, economic profit, customer satisfaction or such other objective criteria as the Committee shall determine, all as set forth in the Incentive Plan or Participant Agreements. The Committee may also exercise, in its absolute and sole discretion, “negative discretion,” and reduce or totally eliminate (but not increase) performance compensation awards otherwise payable under the objective formula in order to reflect the Participant’s performance or other factors. It is anticipated that for the first Performance Period (as defined below) five individuals will participate in the Incentive Plan.

      The Performance Goal, measuring performance for the period between January 1, 2003 and December 31, 2003 and each subsequent calendar year (each a “Performance Period”), must be met or exceeded in order for a Participant to earn an award.

      The Incentive Plan limits the total cash compensation awarded to any one Participant under the Incentive Plan for a Performance Period to a percentage of Pre-Tax Income (as defined below) specified by the Committee within the first ninety days of each Performance Period which may not exceed 1.5% of Pre-Tax Income for each Participant. In addition, the aggregate individual percentages (determined within the first ninety days of each Performance Period) cannot exceed 3.5% for each Performance Period. Pre-tax Income means Pulte’s earnings before income taxes as reported in Pulte’s audited consolidated financial statements for the Performance Period, including any gains or losses from discontinued operations and excluding the cumulative effect of accounting changes and any extraordinary gain or loss (“Pre-Tax Income”). These maximum amounts were set above Pulte’s historical bonus levels for the Key Positions because the Section 162(m) regulations allow only “negative discretion” in respect of this type of plan, and the Compensation Committee wanted flexibility to recognize exceptional individual performance when warranted. Under the terms of the Incentive Plan, the maximum amount of cash compensation that could be awarded to a Participant will be adjusted for those individuals who become Participants in the Incentive Plan after the start of the Performance Period and/or for those Participants that transfer to another Key Position that the Committee designates in its Discretion as involving increased executive responsibilities, in each case, to reflect the relative time spent by such Participant in such Key Position or Positions (as the case may be) while a Participant in the Incentive Plan.

      Determination of the performance compensation awarded to each Participant is to be made as of the last day of each Performance Period (i.e., December 31 of each year beginning with December 31, 2003). The Board of Directors adopted the Incentive Plan on March 10, 2003, subject to shareholder approval, but to be effective as of January 1, 2003.

      The full text of the Incentive Plan is set forth in Appendix II of this Proxy Statement. The major features of the Incentive Plan are summarized above, but this summary is qualified in its entirety by reference to the actual text. Capitalized terms not otherwise defined have the meaning given in the Incentive Plan.

      The following table discloses the minimum and maximum amounts that could be received or allocated to the following persons for the first Performance Period (the precise benefits or amounts are not determinable at this time):

NEW PLAN BENEFITS
PULTE HOMES, INC. SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN

Plan Participant	Dollar Value ($)*

William J. Pulte Chairman of the Board	0 to 9,128,013
Mark J. O’Brien President and Chief Executive Officer	0 to 9,128,013
Richard J. Dugas, Jr. Executive Vice President and Chief Operating Officer	0 to 3,651,205
Roger A. Cregg Senior Vice President and Chief Financial Officer	0 to 2,920,964
John R. Stoller Senior Vice President, Secretary and General Counsel	0 to 730,241
Executive Group	0 to 25,558,436
Non-Executive Director Group	0
Non-Executive Officer Employee Group	0

*	Because the Pre-Tax Income for 2003 cannot be determined at this time, the maximum dollar value limitation is based on actual Pre-Tax Income for 2002.

      No compensation will be paid pursuant to the Incentive Plan if it is not approved by shareholders. The actual amount of compensation that will be paid under the Incentive Plan, if the approval of shareholders is obtained, cannot be determined at this time.

      The following table discloses the aggregate number of securities authorized for issuance under our equity compensation plans (not including the proposed Incentive Plan) as of the end of December 31, 2002:

Equity Compensation Plan Information

			Remaining Common Shares
	Number of Common		available for future
	Shares to be issued	Weighted-average	issuance under equity
	upon exercise of	exercise price	compensation plans
	outstanding options,	of outstanding	(excluding Common Shares
	warrants and rights	options ($)	reflected in column(a))
Plan category	(a)	(b)	(c)

Equity compensation plans approved by security holders	6,144,215	34.75	2,672,657
Equity compensation plans not approved by security holders	0	0	0
Total	6,144,215	34.75	2,672,657

      The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the annual meeting will be necessary to adopt the Incentive Plan. Abstentions, withheld votes and brokers non-votes will not be deemed votes cast in determining the approval of this proposal, but they will be counted for purposes of determining whether a quorum is present. Pulte expects that its officers and directors who are also shareholders will vote for the proposal.

      The Board of Directors recommends a vote FOR the proposal to adopt the Incentive Plan. Proxies solicited by management will be so voted unless shareholders specify in their proxies a contrary choice.

III. OTHER MATTERS

Relationship With Independent Auditors

Fees Paid to the Independent Auditors

      Ernst & Young LLP are our independent auditors and our subsidiaries’ independent auditors and have reported on our consolidated financial statements included in our Annual Report, which accompanies this proxy statement. Our independent auditors are ultimately accountable to our Audit Committee. Fees paid to Ernst & Young LLP for the years ended December 31, 2002 and 2001, are as follows:

	2002	2001

Audit	$1,247,710	$1,261,000
Audit-Related	81,500	462,000
Tax	839,997	1,464,500
All Other	—	900,500

	$2,169,207	$4,088,000

      Fees for audit-related services include fees for employee benefit plan audits, due diligence services and accounting consultations. Fees for tax services include fees related to tax compliance and tax planning. Fees for all other services primarily include fees related to assistance with matters for the Del Webb merger.

      We expect representatives of Ernst & Young LLP to be present at the annual meeting of our shareholders, and they will have the opportunity to make a statement at the meeting. The representatives of Ernst & Young LLP will also be available to respond to appropriate questions.

      With the approval of the Audit Committee, Pulte has reengaged Ernst & Young LLP as our independent auditors for the year ending December 31, 2003.

     Approval Policies for Services Provided by the Independent Auditors

      Effective January 1, 2003, the Audit Committee established policies and procedures to ensure they are informed on a timely basis of all services to be provided by Ernst & Young LLP and approving those services as follows:

•	The Audit Committee will approve the annual audit fees at the July Audit Committee meeting when it reviews the Ernst & Young LLP audit plan for the current year.

•	Before Ernst & Young LLP is engaged to perform any non-audit services that independent auditors are permitted to perform under applicable law, those services and fees will be pre-approved pursuant to the Audit Committee’s established policies and procedures as follows:

•	For any audit-related or tax services, the Audit Committee will grant pre-approval of any individual project that is not expected to exceed 10% of the annual audit fees. Audit-related services generally are assurance and similar services that are reasonably related to the performance of the audit or review of Pulte’s financial statements. Audit-related services include services for employee benefit plan audits, audits in connection with mergers and acquisitions, internal control reviews, attest services that are not required by statue or regulation and consultation concerning financial accounting and reporting standards. Tax services are professional services rendered for tax compliance, tax planning and tax advice. Tax compliance services generally involve tax payment-planning and the preparation of tax returns and refund claims. Tax planning and tax advice services encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.

•	For any individual project expected to exceed 10% of the annual audit fees, the Audit Committee will review each specific arrangement prior to engaging Ernst & Young LLP to perform the service.

•	For all other services, the Audit Committee will review each specific arrangement (regardless of the level of fees) prior to engaging Ernst & Young LLP to perform the service.

•	In any calendar year, once the aggregate total of audit-related, tax and other fees exceeds 40% of the annual audit fees, the Audit Committee will review each specific arrangement (regardless of the level of fees) prior to engaging Ernst & Young LLP to perform the service.

•	A detailed analysis of all Ernst & Young LLP services and fees provided during the calendar year will be presented at each scheduled Audit Committee meeting during the year.

Other Proposals

      We do not intend, nor do any of our directors intend, to raise any matter at the annual meeting other than the matters set forth in the Notice of Annual Meeting. To our knowledge, and to the knowledge of our directors, no one else intends to present any other matters for action at the annual meeting. If any other matters do properly come before such meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

      A shareholder proposal that is intended to be presented at the annual meeting of shareholders to be held in 2004 must be received by us at Pulte Homes, Inc., P.O. Box 609, Bloomfield Hills, MI, 48303, Attention: Secretary, by December 3, 2003 to be considered for inclusion in the proxy statement and proxy relating to that meeting. Such proposals should be sent by certified mail, return receipt requested.

      We must receive notice of any proposals of shareholders that are intended to be presented at our 2004 annual meeting of shareholders, but that are not intended to be considered for inclusion in our proxy statement and proxy related to that meeting, no later than February 16, 2004 to be considered timely. Such proposals should be sent to Pulte Homes, Inc., P.O. Box 609, Bloomfield Hills, MI, 48303, Attention: Secretary, by certified mail, return receipt requested. If we do not have notice of the matter by that date, our form of proxy in connection with that meeting may confer discretionary authority to vote on that matter, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

Communications with Non-Management Directors

      To communicate confidentially with our non-management directors, you may send correspondence to Non-Management Directors of Pulte Homes, Inc., P.O. Box 689, Bloomfield Hills, MI, 48303, Attention: Audit Committee Chairman.

Code of Ethics/Business Practices Policy

      Our Board of Directors adopted a Code of Ethics for principal executive officer, principal financial officer, principal accounting officer (controller), or persons performing similar functions on February 5, 2003. On that same date, the Board also adopted a Business Practices Policy for all of our employees and directors. You may view the policies on our website (www.pulte.com).

By Order of the Board of Directors

JOHN R. STOLLER
Senior Vice President, General Counsel and Secretary

April 1, 2003

Appendix I

PULTE HOMES, INC.

AUDIT COMMITTEE CHARTER

A.     Purpose

      The Audit Committee (the “Committee”) will have the exclusive authority to appoint and remove the Company’s independent auditors and determine their compensation. The Committee will be directly responsible for the oversight of the Company’s independent auditors.

      The Committee will assist the Board of Directors (the “Board”) in overseeing (i) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (ii) the performance of the Company’s internal audit services function; (iii) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (v) the evaluation of enterprise risk issues; and (vi) the fulfillment of the other responsibilities described in this Charter. The Committee will also prepare the report of the Committee required to be included in the Company’s annual proxy statement.

      The responsibilities of the Committee do not include the preparation of financial statements, planning or conducting audits or making determinations as to whether the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management.

B.     Membership

      The members of the Committee will be appointed by the Board and will number at least three, each of whom meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable law. The members of the Committee will serve until their successors are appointed and qualify. The Board will also designate the Chairman of the Committee and will have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new members satisfying the requirements referred to above. No Committee member may serve on more than three audit committees of companies that have issued and outstanding publicly-traded equity securities. The Committee will be responsible for establishing its own procedural rules, subject to the provisions of this Charter, the Company’s Bylaws, the Corporate Governance Guidelines of the Company, or the rules of the New York Stock Exchange.

C.     Committee Authority and Responsibilities

      The Committee will engage the independent auditors, including in connection with any non-audit services, and oversee, evaluate and, where appropriate, replace the independent auditors. The Committee will approve the fees paid to the independent auditors, including in connection with any non-audit services. The Committee may consult with management in performing these duties, but will not delegate these duties. The independent auditors will report directly to the Committee, and the Committee will be directly responsible for the oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or related work.

      The Committee will have the exclusive authority and discretion to retain independent advisors, including special legal, accounting or other consultants, to advise the Committee and carry out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Committee will meet separately and periodically with management, the internal auditors and the Company’s independent auditors in order to perform its oversight function effectively.

      The Committee will make regular reports to the Board with respect to issues arising in connection with the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function. In addition, the Committee will perform the following activities in carrying out its oversight responsibility:

•	Review and reassess this Charter on an annual basis and submit any proposed changes to the Board for approval.

•	Review and discuss with management and the independent auditors the Company’s annual audited financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Review and discuss with management and the independent auditors the Company’s quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, prior to the filing of its Form 10-Q.

•	Review and discuss with management and the independent auditors, as applicable, (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) any accounting adjustments that were noted or proposed by the auditor, but were “passed” (as immaterial or otherwise); (d) any management letter provided by the independent auditor; (e) any disagreements between management and the independent auditor or restrictions imposed on the independent auditor by management; (f) the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company; and (g) earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance (generally or on a case-by-case basis) provided to analysts and rating agencies.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Discuss with the independent auditor (1) communications between the audit team and the audit firm’s national office respecting material differences between positions taken by the Company and the position of the audit team regarding auditing or accounting issues presented by the engagement; and (2) the responsibilities, budget and staffing of the Company’s internal audit function.

•	Discuss with and make inquiries of the independent auditor at least annually regarding (a) the independent auditors’ internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. The Committee will evaluate the qualifications, performance and independence of the independent auditors. The Committee will consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis. Any selection of the independent auditors by the Committee may be subject to shareholder approval, as determined by the Board.

•	Review any reports of the registered public accountants mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the registered public accountants any information with respect to illegal acts in accordance with Section 10A.

•	Ensure that the lead audit partner of the independent auditor and the audit partner responsible for reviewing the audit are rotated at least every five years as required by law and further consider rotation of the independent auditing firm itself.

•	Recommend to the Board policies for the Company’s hiring of employees or former employees of the public accountants who were engaged on the Company’s account (recognizing that the Sarbanes-Oxley Act of 2002 does not permit the Chief Executive Officer, controller, Chief Financial Officer or chief accounting officer to have participated in the Company’s audit as an employee of the public accountants during the preceding one-year period).

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review disclosures made by the Company’s principal executive officer or officers and principal financial officer or officers regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002.

•	Review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company’s disclosure controls and procedures and review periodically, but in no event less frequently than quarterly, management’s conclusions about the effectiveness of such disclosure controls and procedures, including any significant deficiencies in, or material noncompliance with, such controls and procedures.

•	Ensure that the Company maintains an internal audit function.

•	Review (1) the Company’s internal audit function, (2) the reporting relationships among the internal auditor, financial management and the Committee, (3) the internal audit reporting obligations, (4) the proposed internal audit plans for the coming year, and (5) the coordination of such plans with the registered public accountants.

•	Review findings from completed internal audits and progress reports on the proposed internal audit plan, together with explanations for any deviations from the original plan.

•	Review the appointment, reassignment or dismissal of the director of internal audit.

•	Review the Company’s financial and accounting personnel.

•	Review the adequacy and effectiveness of the accounting and financial controls of the Company.

•	Review and reassess the Company’s system for determining whether the Company’s financial information required to be disseminated to the public and filed with governmental agencies satisfies the requirements of the Securities and Exchange Commission and New York Stock Exchange.

Appendix II

PULTE HOMES, INC.
SENIOR MANAGEMENT ANNUAL INCENTIVE PLAN

      1.     Purpose of Plan. The purposes of the Plan are to (a) provide individuals holding Key Positions with a meaningful incentive to make significant and extraordinary contributions to the performance and growth of the Corporation and each Subsidiary, (b) join the goals and interests of individuals holding Key Positions with the interests of the shareholders of the Corporation and (c) facilitate attracting and retaining executives of exceptional ability. The Performance Compensation Awards payable under this Plan are intended to qualify as “performance based compensation” within the meaning of Section 162(m), so that the Corporation’s payment of Performance Compensation Awards are tax deductible. Capitalized terms not otherwise defined below have the meanings specified in Section 14 of this Plan.

      2.     Participation. Those individuals who (i) hold, or who during the applicable Performance Period become the holder of, a Key Position with the Corporation and (ii) execute a Participant Agreement required by Section 3 below, are hereby designated as Participants in the Plan effective as of the Participation Date, unless the Committee in its Discretion determines that such individual is not entitled to participate in the Plan.

      3.     Participant Agreement. Each Participant shall execute one or more written Participant Agreements. Each such Participant Agreement shall constitute a binding contract between the Corporation and the Participant, and each Participant, upon acceptance of such Participant Agreement, shall be bound by the terms of the Plan and such Participant Agreement.

      4.     Performance Goal. Subject to the terms of the Plan, each Participant shall be eligible for a Performance Compensation Award based upon achievement of the applicable Performance Goal.

      5.     Compensation Formula and Limitation.

(a) In General. The maximum Performance Compensation Award that can be paid upon the achievement of the Performance Goal to any one Participant for each Performance Period is limited to a percentage of Pre-Tax Income specified by the Committee in writing within the Election Period of each Performance Period which may not exceed 1.5% of Pre-Tax Income for each Participant; provided, however, that for each Performance Period (i) the individual percentage limitations shall not in the aggregate exceed 3.5% of Pre-Tax Income and (ii) the Committee may in its Discretion (A) reduce or totally eliminate (but never increase) a Performance Compensation Award for which a Participant is eligible and (B) establish separate performance criteria in determining how it would exercise such negative Discretion.

(b) Increase In Responsibility. Subject to Section 5(a) above, in the event that a Participant transfers or is transferred to a position within the Corporation or a Subsidiary that involves an Increase in Responsibility, the Performance Compensation Award that such Participant shall be eligible to receive shall be adjusted to an amount that does not exceed the sum of:

(i) The product of:

(A) The Performance Compensation Award that such Participant would have received under the Plan and such individual’s Participant Agreement had such Participant not been transferred, and

(B) The ratio of the number of actual days during the applicable Performance Period that such Participant rendered services to the Corporation while a Participant before and including the date of transfer to the total number of days in the applicable Performance Period; and

(ii) The product of:

(A) The Performance Compensation Award that such Participant would have received under the Plan and such individual’s Participant Agreement as a result of a transfer to a position within the Corporation or a Subsidiary that involves an Increase in Responsibility, had such transfer been effective as of the Participation Date, and

(B) The ratio of the number of actual days during the applicable Performance Period that such Participant rendered services to the Corporation while a Participant after the date of such transfer to the total number of days in the applicable Performance Period.

(c) Commencement of Service within Performance Period. Subject to Section 5(a) above, if an individual becomes a Participant in the Plan after the adoption of the Plan and the start of a Performance Period, the amount of such Participant’s Performance Compensation Award shall be adjusted to an amount that does not exceed the product of:

(i) The Performance Compensation Award that such Participant would have received under the Plan and such individual’s Participant Agreement had such Participant participated in the Plan during the entire applicable Performance Period, and

(ii) The ratio of the number of actual days during the applicable Performance Period that such Participant participated in the Plan to the total number of days in the applicable Performance Period;

provided, however, that if during the applicable Performance Period such Participant transfers to a position within the Corporation or a Subsidiary that involves an Increase in Responsibility, the adjustments provided in this Section 5(c) shall not apply and the amount of such Participant’s Performance Compensation Award shall be adjusted only under Section 5(b) above.

      6.     Selection of Key Positions. The Committee shall designate the following within each Election Period and while the outcome of the Performance Goal is “substantially uncertain” within the meaning of Section 162(m):

(a) The executive officers of the Corporation that shall be Key Positions under the Plan for the applicable Performance Period.

(b) For each Participant, the Key Positions within the Corporation or any Subsidiary that would be considered to involve an Increase in Responsibility.

      7.     Payment.

(a) No Performance Compensation Award shall become payable to a Participant until after the close of the applicable Performance Period and after the Committee certifies in writing that the Performance Goal has been met.

(b) Subject to Section 7(c) below, a Participant’s Performance Compensation Award shall be paid as soon as reasonably practicable after the Committee’s determination under Section 7(a) above.

(c) If during the first ninety days of becoming eligible to participate in the Plan for a Performance Period, a Participant elects, subject to and under the terms of any applicable deferral plan or agreement, to defer the receipt of all or a portion of the Participant’s Performance Compensation Award for such Performance Period, the payment of such Participant’s Performance Compensation Award for such Performance Period, shall be deferred and shall become payable under the terms of the applicable deferral plan or agreement.

      8.     Termination of Employment.

(a) Except as otherwise provided in Section 5(c) above, Section 8(b) below or a Participant’s Participant Agreement, (i) as a condition to participation in the Plan, each Participant shall remain in the continuous employ of the Corporation for the subject Performance Period, and (ii) if a Participant does not remain in the continuous employ of the Corporation for the subject Performance Period for any reason whatsoever including, without limitation, termination of employment with or without Cause, all rights under the Plan shall terminate and have no further force or effect and the Participant shall not be eligible for or in any way entitled to a Performance Compensation Award under this Plan or any Participant Agreement.

(b) Subject to Section 5(a) above, if a Participant’s employment with the Corporation shall be terminated at any time during the Performance Period because of the Participant’s death or Permanent Disability, the Performance Compensation Award for the subject Performance Period allocable to the Participant shall nevertheless be payable to the Participant or the Participant’s legal representative or representatives in the case of Permanent Disability, or to the person or persons eligible for such payment under the Participant’s will in the event of the Participant’s death, or if the Participant shall fail to make testamentary disposition of such compensation and shall die intestate, to the Participant’s legal representative or representatives. Such payment shall be made in accordance with Section 7 above.

      9.     Reduction in Responsibility.

(a) If a Participant transfers or is transferred to a different position within the Corporation or a Subsidiary other than a position designated by the Committee for such Participant as involving an Increase in Responsibility, then the Committee shall make the determination of whether an executive position involves a Reduction in Responsibility and its decision shall be binding on the Participant and the Corporation. The Committee will notify the Participant in writing if it determines that the different position involves a Reduction in Responsibility.

(b) Except as otherwise set forth in the Participant’s Participant Agreement, if a Participant is transferred to a position within the Corporation or a Subsidiary that involves a Reduction in Responsibility, any rights under the Plan not otherwise vested shall lapse and shall be of no further force and effect and the Participant shall not be eligible for any compensation under the Plan.

      10.     Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee is authorized to interpret the Plan, to make, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan’s administration. Interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board, be final and conclusive. A majority of the Committee shall constitute a quorum and the acts approved by a majority of the Committee members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

      11.     No Rights to Continued Employment. Nothing contained in the Plan nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation nor interfere in any way with the right of the Corporation to terminate such person’s employment at any time (with or without Cause).

      12.     Termination, Duration and Amendments of Plan. The Plan may be abandoned or terminated at any time by the Board. The termination of the Plan shall not affect the validity of any Participant Agreement outstanding on the date of termination. For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board shall have the right to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall, without the consent of the holder thereof, alter or impair any Participant Agreement which shall have been executed before such amendment or revision.

      13.     Effective Date. The Plan shall be effective as of January 1, 2003, subject to shareholder approval of the Plan.

      14.     Definitions. The following words and phrases, wherever capitalized, shall have the following respective meanings, unless the context otherwise requires:

“Board” shall mean the Board of Directors of the Corporation.

“Business Criteria” shall mean earnings per share, return on equity, pre-tax income, expense management, profitability of an identifiable business unit, revenue growth, earnings growth, shareholder return, cash flow, return on assets, economic profit, customer satisfaction or such other objective criteria as the Committee shall determine, all as set forth in the Plan and/or Participant Agreements.

“Cause” shall mean intentional or willful misconduct, gross neglect of duties, or other material acts or omissions detrimental to the best interests of the Corporation or a Subsidiary, as applicable.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” shall mean the committee of the Board designated by the Board as the Compensation Committee, or such committee as shall be specified by the Board to perform the functions and duties of the Committee under the Plan; provided, however, that the designation of, and performance of the functions and duties under the plan by, the Committee shall comply with the requirements of Section 162(m).

“Corporation” shall mean Pulte Homes, Inc., a Michigan corporation, or any successor thereof.

“Discretion” shall mean in the sole and absolute discretion of the Committee, with no requirement whatsoever that the Committee follow past practices, act in a manner consistent with past practices, or treat a Participant in a manner consistent with the treatment afforded other Participants with respect to the Plan.

“Effective Date” shall have the meaning set forth in Section 13 above.

“Election Period” shall mean, for each Performance Period, the period which begins on January 1 and ends on the ninetieth day after the commencement of such Performance Period (but no later the date prescribed by Section 162(m) for the establishment of objective performance goals).

“Increase in Responsibility” shall mean an increase in a Participant’s relative executive responsibilities with the Corporation and/or a Subsidiary; provided, however, that a Participant’s transfer to any of the Key Positions which are listed in the Participant Agreement for such Participant shall be considered to be a transfer that involves an Increase in Responsibility.

“Key Position” shall mean the Chairman of the Board, President, Chief Executive Officer and those other senior executive offices of the Corporation designated by the Committee in its Discretion as Key Positions.

“Participant” shall mean those individuals designated by Section 2 of the Plan as participants in the Plan.

“Participant Agreement” shall mean the agreement or agreements between the Corporation and the Participant containing the Performance Goal relating to such Participant and such provisions as may be approved by the Committee. The terms of such Participant Agreement shall be in accordance with the Plan, but each Participant Agreement may include such additional provisions and restrictions as the Committee may determine in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

“Participation Date” shall mean the later of the first day of the applicable Performance Period or the first date on which an individual becomes the holder of a Key Position.

“Performance Compensation Award” shall mean a cash payment made to a Participant under the terms of this Plan and the Participant Agreement.

“Performance Goal” shall mean the pre-established objective performance goal or goals which are set forth in writing by the Committee within the Election Period for each Key Position for the applicable

Performance Period, while the outcome of the Performance Goal is “substantially uncertain” within the meaning of Section 162(m), and which are based on one or more Business Criteria.

“Performance Period” shall mean the calendar year period commencing on January 1, 2003 and ending on December 31, 2003 and each subsequent calendar year, except as modified by a Participant Agreement.

“Permanent Disability” shall mean sickness or disability extending for more than three consecutive months as a result of which the employee is unable to perform his or her duties for the Corporation or a Subsidiary, as applicable, in the required and customary manner and a determination by the Corporation that such sickness or disability will continue for not less than an additional three months. The date of Permanent Disability shall be the date that the Corporation sends written notice to the employee of such determination and of the termination of employment.

“Plan” shall mean this Pulte Homes, Inc. Senior Management Annual Incentive Plan.

“Pre-Tax Income” shall mean the Corporation’s earnings before income taxes as reported on the Corporation’s audited consolidated financial statements for a Performance Period including any gains or losses from discontinued operations and excluding the cumulative effect of accounting changes and any extraordinary gain or loss.

“Reduction in Responsibility” shall mean a decrease in a Participant’s relative executive responsibilities within the Corporation or a Subsidiary as may be determined by the Committee in its Discretion.

“Section 162(m)” shall mean Section 162(m) of the Code, and the regulations promulgated thereunder, each as may be amended from time to time.

“Subsidiary” shall mean any corporation, limited liability company or similar entity in which the Corporation owns, directly or indirectly, stock or other equity interest and which the Committee in its Discretion determines to treat as a Subsidiary under the Plan.

      15.     Governing Law. The validity, interpretation and performance of the Plan and Participant Agreements shall be controlled and construed and their provisions enforced and administered in accordance with the laws of the State of Michigan (without regard to its conflict of law principles).

*          *          *

As adopted by the Board of Directors on March 10, 2003, subject to approval by the shareholders on May 15, 2003, but to be effective as of January 1, 2003.

PULTE HOMES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

PULTE HOMES, INC.
The Board of Directors recommends a vote “FOR” proposals 1 and 2.

			FOR	AGAINST	ABSTAIN
1.	The election of four Directors for terms expiring in 2006:	(01) Debra J. Kelly-Ennis (02) Patrick J. O’Meara (03) Bernard W. Reznicek (04) Alan E. Schwartz
2. A proposal to adopt the Pulte Homes, Inc. Senior Management Annual Incentive Plan.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
			☐	☐	☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐ ____________________________________
NOTE: If you do not wish your shares voted “FOR” a particular nominee, mark the box above and write the name(s) of such nominee(s) on the line above. Your shares will be voted for the remaining nominee(s).	Mark the box at the right if you noted an address change or comment on the reverse side of this card. ☐

The undersigned acknowledges receipt of the notice of the annual meeting of Pulte’s shareholders, the related proxy statement and the Annual Report for 2002.

The signature of the shareholder should correspond exactly with the name set forth on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such, and where more than one name appears, a majority must sign. If the shareholder is a corporation, an authorized officer of the corporation should sign this proxy card and should state his or her title.

The undersigned revokes any proxy or proxies previously given to vote such stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

Signature: _______________________	Date: _______________	Signature: _______________________	Date: _______________

DETACH HERE

PULTE AFFILIATES 401-K PLAN	PULTE AFFILIATES 401-K PLAN

PULTE HOMES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE HOMES, INC.
ANNUAL MEETING OF SHAREHOLDERS — May 15, 2003

The undersigned authorizes each of William J. Pulte and Mark J. O’Brien, with full power of substitution and resubstitution, to represent and vote the undersigned’s stock as his, her or its proxy at the annual meeting of Pulte’s shareholders to be held May 15, 2003, and at any adjournments thereof.

The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR each of the following proposals:

(1)	the election of the nominees for director listed on the reverse side of this proxy card; and

(2)	the adoption of the Pulte Homes, Inc. Senior Management Annual Incentive Plan.

PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

2

PULTE HOMES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

PULTE HOMES, INC.
The Board of Directors recommends a vote “FOR” proposals 1 and 2.

			FOR	AGAINST	ABSTAIN
1.	The election of four Directors for terms expiring in 2006:	(01) Debra J. Kelly-Ennis (02) Patrick J. O’Meara (03) Bernard W. Reznicek (04) Alan E. Schwartz
2. A proposal to adopt the Pulte Homes, Inc. Senior Management Annual Incentive Plan.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
			☐	☐	☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐ ____________________________________
NOTE: If you do not wish your shares voted “FOR” a particular nominee, mark the box above and write the name(s) of such nominee(s) on the line above. Your shares will be voted for the remaining nominee(s).	Mark the box at the right if you noted an address change or comment on the reverse side of this card. ☐

The undersigned acknowledges receipt of the notice of the annual meeting of Pulte’s shareholders, the related proxy statement and the Annual Report for 2002.

The signature of the shareholder should correspond exactly with the name set forth on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such, and where more than one name appears, a majority must sign. If the shareholder is a corporation, an authorized officer of the corporation should sign this proxy card and should state his or her title.

The undersigned revokes any proxy or proxies previously given to vote such stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

Signature: _______________________	Date: _______________	Signature: _______________________	Date: _______________

DETACH HERE

PULTE HOMES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE HOMES, INC.
ANNUAL MEETING OF SHAREHOLDERS — May 15, 2003

The undersigned authorizes each of William J. Pulte and Mark J. O’Brien, with full power of substitution and resubstitution, to represent and vote the undersigned’s stock as his, her or its proxy at the annual meeting of Pulte’s shareholders to be held May 15, 2003, and at any adjournments thereof.

The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR each of the following proposals:

(1)	the election of the nominees for director listed on the reverse side of this proxy card; and

(2)	the adoption of the Pulte Homes, Inc. Senior Management Annual Incentive Plan.

PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

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PULTE HOMES, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

PULTE HOMES, INC.
The Board of Directors recommends a vote “FOR” proposals 1 and 2.

			FOR	AGAINST	ABSTAIN
1.	The election of four Directors for terms expiring in 2006:	(01) Debra J. Kelly-Ennis (02) Patrick J. O’Meara (03) Bernard W. Reznicek (04) Alan E. Schwartz
2. A proposal to adopt the Pulte Homes, Inc. Senior Management Annual Incentive Plan.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
			☐	☐	☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐ ____________________________________
NOTE: If you do not wish your shares voted “FOR” a particular nominee, mark the box above and write the name(s) of such nominee(s) on the line above. Your shares will be voted for the remaining nominee(s).	Mark the box at the right if you noted an address change or comment on the reverse side of this card. ☐

The undersigned acknowledges receipt of the notice of the annual meeting of Pulte’s shareholders, the related proxy statement and the Annual Report for 2002.

The signature of the shareholder should correspond exactly with the name set forth on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such, and where more than one name appears, a majority must sign. If the shareholder is a corporation, an authorized officer of the corporation should sign this proxy card and should state his or her title.

The undersigned revokes any proxy or proxies previously given to vote such stock. The undersigned ratifies and confirms any actions that the persons holding the undersigned’s proxy, or their substitutes, by virtue of this executed card take in accordance with the proxy granted hereunder. If only one attorney and proxy shall be present and acting, then that one shall have and may exercise all the powers of said attorneys and proxies.

Signature: _______________________	Date: _______________	Signature: _______________________	Date: _______________

DETACH HERE

PULTE HOMES, INC. 401-K PLAN	PULTE HOMES, INC. 401-K PLAN

PULTE HOMES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PULTE HOMES, INC.
ANNUAL MEETING OF SHAREHOLDERS — May 15, 2003

The undersigned authorizes each of William J. Pulte and Mark J. O’Brien, with full power of substitution and resubstitution, to represent and vote the undersigned’s stock as his, her or its proxy at the annual meeting of Pulte’s shareholders to be held May 15, 2003, and at any adjournments thereof.

The shares represented by this proxy will be voted in accordance with specifications made herein. If no specifications are made, this proxy will be voted FOR each of the following proposals:

(1)	the election of the nominees for director listed on the reverse side of this proxy card; and

(2)	the adoption of the Pulte Homes, Inc. Senior Management Annual Incentive Plan.

PLEASE MARK, DATE AND SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

2